Exhibit 99.01

October 24, 2007

Terrance Gregg
c/o DexCom, Inc.
5555 Oberlin Drive
San Diego, California 92121

Re: Amended and Restated Employment Agreement

Dear Terry,

This letter agreement (“Agreement”) will set forth the amended terms of your employment with DexCom, Inc. (the “Company”) as its President and Chief Executive Officer.

You will be expected to diligently perform various duties consistent with your position. You will work at our offices located at 5555 Oberlin Drive, San Diego, California. Your first day of employment will be on June 19, 2007 (the “Employment Date”).

Your base salary to start will be $400,000 per year (to be paid out according to the Company’s regular payroll schedule less payroll deductions and all required withholdings). You will also be eligible for an annual target bonus of up to fifty percent (50%) of your base salary based on performance objectives determined by the Compensation Committee after consultation with you.

The Company’s Compensation Committee has approved the grant to you, effective with the Employment Date, of a stock option to purchase 962,000 shares of the Company’s Common Stock (the “Initial Option”) under its 2005 Equity Incentive Plan (the “Plan”), 58,392 of which shall be “incentive stock options” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee shall grant you an additional stock option to purchase 393,000 shares, of the Company’s Common Stock (the “Additional Option”) under the Plan (which shall be “incentive stock options” to the maximum extent permissible) on January 2, 2008 (the ”Additional Option Grant Date”). The exercise price per share of the Initial Option shall be the fair market value of a share of the Company’s Common Stock equal to the closing price of DexCom Common Stock on the Nasdaq Global Market on the Employment Date. The exercise price per share of the Additional Option shall be the fair market value of a share of the Company’s Common Stock equal to the closing price of DexCom Common Stock on the Nasdaq Global Market on the Additional Option Grant Date. The Initial Option shall vest and become exercisable in thirty-six (36) equal monthly installments from the Employment Date, subject to your remaining in continuous service throughout the vesting period. The Additional Option shall vest and become exercisable in thirty (30) equal monthly installments from the Additional Option Grant Date, subject to your remaining in continuous service throughout the vesting period. The other terms of the Initial Option and the Additional Option are as set forth in the Company’s standard form of stock option agreement, the Plan, and the Executive Change of Control Agreement between you and the Company attached hereto as Exhibit A (the “Executive Change of Control Agreement”).

Effective on the Employment Date, the Company will provide you a relocation bonus of $5,000 per month to cover your relocation and living expenses until such time as you purchase a home in the

San Diego area. In connection with the purchase of your first home in the San Diego area the Company will reimburse you the amount of your closing costs on the purchase of such home (exclusive of points).

As a Company employee, you will be expected to abide by the Company’s Proprietary Information and Inventions Agreement attached hereto as Exhibit B and the Company rules and regulations and acknowledge in writing that you have read the Company’s Employee Handbook, which will govern the terms and conditions of your employment. The Company’s Employee Handbook may be modified from time to time at the sole discretion of the Company.

On the Additional Option Grant Date, the Company shall grant you an additional bonus (the “Additional Bonus”) equal to the (i) positive difference, if any, between the (A) fair market value of the Company’s Common Stock (based on the closing price of DexCom Common Stock or the Nasdaq Global Market) on the Employment Date and (B) the fair market value of DexCom Common Stock (based on the closing price on the Nasdaq Global Market) on the Additional Option Grant Date, multiplied by (ii) 393,000. The Additional Bonus shall be paid at the election of the Company, in cash or in a grant of DexCom Common Stock with a fair market value (based on the closing price on the Nasdaq Global Market) on the date of payment equal to the Additional Bonus. Such Additional Bonus will vest and be paid in installments as and to the extent that each installment of the Additional Option vests and becomes exercisable as set forth above.

In the event of a Change in Control (as defined in your Executive Change in Control Agreement) prior to the Additional Option Grant Date, the Company shall make a cash payment to you equal to (i) the positive difference, if any, between (X) the fair market value of DexCom Common Stock (based on the closing price on the Nasdaq Global Market) on the date of such Change of Control over the (Y) the fair market value of DexCom Common Stock (based on the closing price on the Nasdaq Global Market) on the Employment Date, multiplied by (ii) 393,000 (the “Additional Cash Amount”). Such payment shall be in lieu of the Additional Option and the Additional Bonus.

In the event of your termination of employment without “cause” or your “constructive termination” (as such terms are defined in this Agreement) prior to the Additional Option Grant Date, then, in either case, subject to your execution of a release of claims in form satisfactory to the Company, the Company shall make a payment to you of (i) the Additional Cash Amount, multiplied by (ii) a fraction, the numerator of which is twelve, and the denominator of which is thirty-six. Such payment shall be in lieu of the Additional Option or the Additional Bonus.

Your employment with the Company is not for a guaranteed or definite period of time. Rather, the employment relationship is “at will.” This means that you may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without “cause” or advance notice. Should the Company terminate your employment at any time without ”cause,” or if you terminate your employment due to a “constructive termination,” then, in either case, subject to your execution of a release of claims in form satisfactory to the Company, you will be entitled to (i) a lump sum payment equivalent to 12 months base salary, (ii) 12 months vesting acceleration with respect to the Initial Option and the Additional Option and (iii) 12 months vesting acceleration with respect to the Additional Bonus.

Should you elect to voluntarily terminate your employment for any reason other than “constructive termination,” you will not be eligible for any severance or accelerated vesting of the Initial Option or the Additional Option. Your employment may be terminated for “cause” only if you have engaged in (i) willful misconduct or gross negligence in the performance of your duties; (ii) a material breach of your Proprietary Information and Inventions Agreement, the Employee Handbook or other

Company policy; or (iii) the commission of a felony affecting the Company or its business. You may voluntarily terminate your employment within 90 days following a “constructive termination,” which will occur if either (i) your title or your annual salary and bonus potential are materially reduced from that set forth herein or (ii) the headquarters of the Company is moved more than 50 miles from its present location; provided in either case that you give notice of such constructive termination within 30 days of the occurrence of such event and afford the Company 30 days in which to remedy the constructive termination. The timing of any payments triggered by termination of your employment shall be adjusted if necessary to avoid adverse taxation under Section 409A of the Code. This at-will employment relationship cannot be changed except in a writing signed by a duly authorized Company officer.

This Agreement, together with your Proprietary Information and Inventions Agreement, the Employee Handbook and the Executive Change of Control Agreement, forms the complete and exclusive statement of the terms of your employment with the Company. The employment terms in this Agreement supersede any other agreements or promises made to you by anyone on behalf of the Company, whether oral or written, including the Agreement executed on June 19, 2007. This Agreement will be binding and shall inure to the benefit of the Company, its successors, and its assigns. The term “Company” as used herein shall include such successors and assigns to the extent applicable.

Sincerely,

/s/ Donald L. Lucas
Donald L. Lucas
Chairman of the Board

Accepted and agreed

/s/ Terrance H. Gregg
Terrance H. Gregg

October 24, 2007

Exhibit A: Executive Change of Control Agreement (previously executed and filed)
Exhibit B: Proprietary Information and Inventions Agreement (previously executed and filed)